Exhibit 99.1

Gladstone Land Corporation Prices Public Offering of 6.375% Series A Cumulative Term

Preferred Stock

MCLEAN, Va., August 10, 2016 (GLOBE NEWSWIRE) — Gladstone Land Corporation (NASDAQ:LAND) (the “Company”) today announced that it has entered into an agreement to sell 1,000,000 shares of its newly-designated 6.375% Series A Cumulative Term Preferred Stock (the “Series A Term Preferred Stock”) at an offering price of $25.00 per share, raising $25.0 million in gross proceeds and approximately $24.1 million in net proceeds after payment of underwriting discounts and commissions and estimated expenses of the offering payable by the Company. The Company has also granted the underwriters a 30-day option to purchase up to 150,000 additional shares of Series A Term Preferred Stock on the same terms and conditions to cover over allotments, if any. The closing of the transaction is subject to customary closing conditions and the shares are expected to be delivered on or about August 17, 2016. Janney Montgomery Scott is serving as the sole book-running manager for the offering, and J.J.B. Hilliard, W.L. Lyons, LLC, Wunderlich and Oppenheimer & Co. are serving as co-lead managers for the offering. Ladenburg Thalmann, Maxim Group LLC and National Securities Corporation are serving as co-managers for the offering.

The Company intends to use the net proceeds from this offering to repay existing indebtedness and for other general corporate purposes.

The offering is being conducted as a public offering under the Company’s effective shelf registration statement filed with the Securities and Exchange Commission (File No. 333-194539). To obtain a copy of the preliminary prospectus supplement and the final prospectus supplement (when available) and the related base prospectus for this offering, please contact: Janney Montgomery Scott LLC, 1717 Arch Street, Philadelphia, PA 19103, Attention: Taxable Fixed Income Department or prospectus@janney.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Gladstone Land Corporation: Gladstone Land Corporation is a publicly-traded agricultural real estate investment trust that owns farmland and farm-related properties located in major agricultural markets in the United States that it leases to corporate and independent farmers. The Company currently owns 48 farms, comprised of 23,857 acres in 7 different states across the U.S., valued at approximately $342 million. Information on the business activities of the Company can be found at www.gladstoneland.com.

Forward-Looking Statements

All statements contained in this press release, other than historical facts, may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipates,”

“expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. Readers should not rely upon forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the Company’s intended use of proceeds, business, financial condition, liquidity, results of operations, funds from operations or prospects to differ materially from those expressed in or implied by such statements. Such risks and uncertainties are disclosed under the caption “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC on February 23, 2016 and our other filings with the Securities and Exchange Commission, including the prospectus. The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE Gladstone Land Corporation

For further information: Investor Relations, +1-703-287-5893